Exhibit 99.1

JFrog Announces Second Quarter Fiscal 2021 Results

Quarterly Revenue Increases 34%

Record Quarterly Operating Cash Flow of $19.2 million; Record Free Cash Flow of $18.0 million

Completes the Acquisition of Vdoo - the Creators of the Product Security Platform - After Quarter End

SUNNYVALE, Calif., Aug 5, 2021 -- JFrog Ltd. (NASDAQ: FROG), the liquid software company, today announced financial results for its second quarter ended June 30, 2021.

“JFrog again reported a strong quarter across the business - including revenue growth, gross margin, and record cash flow - while delivering technical innovations around security, binary distribution and more,” said Shlomi Ben Haim, JFrog’s Co-Founder and CEO. “To support the ongoing transformation of the DevSecOps market, we also took a major leap forward with the acquisition of Vdoo. When integrated with the JFrog Platform, we believe Vdoo will provide security all the way from development to IoT and other edge points. Our vision is to be the Company powering all software updates, and our continued investment in R&D and go-to-market brings us ever-closer to this reality, while positioning us for accelerating growth in the second half of the year.”

Second Quarter Financial Highlights

•
Revenue for the second quarter of 2021 was $48.7 million, an increase of 34% from $36.4 million for the second quarter of 2020.
•
GAAP Gross Profit was $39.6 million; GAAP Gross Margin was 81.4%.
•
Non-GAAP Gross Profit was $40.6 million; Non-GAAP Gross Margin was 83.4%.
•
GAAP Operating Loss was ($14.2 million); GAAP Operating Margin was (29.2%).
•
Non-GAAP Operating Income was $1.0 million; Non-GAAP Operating Margin was 2.0%.
•
GAAP Net Loss Per Diluted Share was ($0.14); Non-GAAP Net Income Per Diluted Share was $0.01.
•
Operating Cash Flow was $19.2 million, with Free Cash Flow of $18.0 million.
•
Cash, Cash Equivalents and Investments were $615.2 million as of June 30, 2021.

Second Quarter & Recent Business Highlights

•
At quarter end, 415 customers had ARR greater than $100,000; 12 customers had ARR above $1 million.
•
Net Dollar Retention rate for the trailing four quarters was 129%.
•
Cloud revenue in Q2 grew by 47% to $11.5 million over the same period last year, representing 24% of total revenue, up from 21% a year ago.
•
At quarter end, customers using the complete JFrog Platform (Enterprise+ subscription) represented 32% of revenue in the second quarter of 2021, versus 17% in the second quarter of 2020.
•
Completed the acquisition of Vdoo for approximately $287 million to deliver holistic, end-to-end, continuous security from development to device.
•
Hosted swampUP 2021, JFrog’s annual user conference for thousands of global attendees, affecting millions of developers.
•
Announced new product capabilities and innovations, including Private Distribution Network, Federated Repositories, Signed Pipelines and Cold Artifact Storage.
•
Announced the hiring of a new Executive Vice President of Product and Engineering.

Third Quarter and Full Year 2021 Outlook

•
Third Quarter 2021 Outlook:

o  Revenue between $52 million and $53 million

o  Non-GAAP operating loss between $2.6 million and $3.6 million

o  Non-GAAP loss per share between $0.03 and $0.04, assuming approximately 96 million weighted average shares outstanding

•
 Full Year 2021 Outlook:

o  Revenue between $202 million to $205 million

o  Non-GAAP operating loss between $4 million and $5 million

o  Non-GAAP loss per share between $0.04 and $0.05, assuming approximately 95 million weighted average shares outstanding

 The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

•
Event: JFrog’s Second Quarter 2021 Financial Results Conference Call
•
Date: Thursday, August 5, 2021
•
Time: 2:00 p.m. PT (5:00 p.m. ET)
•
Webcast Link: https://investors.jfrog.com/events-and-presentations

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations/events.

About JFrog

JFrog, the creator of the DevOps platform, is on a “Liquid Software” mission to enable the flow of software seamlessly and securely from the developer’s keystrokes to production. The end-to-end, hybrid JFrog Platform provides the tools and visibility required by modern software development organizations to fully embrace the power of DevOps. JFrog’s universal, multi-cloud DevOps platform is available as open-source, self-managed, and SaaS services on AWS, Microsoft Azure, and Google Cloud. JFrog is trusted by millions of users and thousands of customers, including a majority of the Fortune 100 companies that depend on JFrog solutions to manage their mission-critical software delivery pipelines. Learn more at jfrog.com.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the third quarter and for the full year of 2021, our leadership position in the markets in which we participate, our expectations regarding the acquisition of Vdoo by us, including our ability to successfully integrate the acquisition into our business operations, including the DevOps platform, and realize anticipated benefits and synergies from the acquisition, our ability to accelerate growth in the second half of 2021,and our ability to meet market demands. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate Vdoo’s technology into our offerings; our and Vdoo’s ability to provide continuity to our respective customers following the acquisition, and our ability to realize innovations following the acquisition; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2021, our quarterly report on Form 10-Q for the quarter ended June 30, 2021, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. JFrog defines non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common shareholders, basic and diluted, adjusted to reflect the ordinary shares issued in connection with the IPO that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

JoAnn Horne

jhorne@marketstreetpartners.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription—self-managed and SaaS	$45,312	$33,161	$86,650	$63,458
License—self-managed	3,345	3,270	7,094	5,794
Total subscription revenue	48,657	36,431	93,744	69,252
Cost of revenue:
Subscription—self-managed and SaaS(1)	8,881	6,475	17,117	12,665
License—self-managed(3)	190	214	381	428
Total cost of revenue—subscription	9,071	6,689	17,498	13,093
Gross profit	39,586	29,742	76,246	56,159
Operating expenses:
Research and development(1)(2)	16,688	9,776	30,524	19,071
Sales and marketing(1)(2)(3)	22,026	13,882	41,791	27,905
General and administrative(1)(2)	15,103	4,746	28,774	9,944
Total operating expenses	53,817	28,404	101,089	56,920
Operating income (loss)	(14,231)	1,338	(24,843)	(761)
Interest and other income, net	346	574	706	1,138
Income (loss) before income taxes	(13,885)	1,912	(24,137)	377
Income tax expense (benefit)	(736)	213	(3,093)	803
Net income (loss)	$(13,149)	$1,699	$(21,044)	$(426)
Undistributed earnings attributable to participating securities	—	(1,699)	—	—
Net income (loss) attributable to ordinary shareholders	$(13,149)	$—	$(21,044)	$(426)
Net income (loss) per share attributable to ordinary shareholders:
Basic	$(0.14)	$—	$(0.23)	$(0.02)
Diluted	$(0.14)	$—	$(0.23)	$(0.02)
Weighted-average shares used in computing net income (loss) per share attributable to ordinary shareholders:
Basic	93,666	28,340	93,175	28,247
Diluted	93,666	38,106	93,175	28,247

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$824	$199	$1,586	$339
Research and development	2,680	930	4,509	1,696
Sales and marketing	3,522	1,097	6,245	1,770
General and administrative	7,078	557	13,514	934
Total share-based compensation expense	$14,104	$2,783	$25,854	$4,739

(2) Includes acquisition-related costs as follows:
Research and development	$351	$352	$702	$699
Sales and marketing	—	114	—	228
General and administrative	361	—	361	—
Total acquisition-related costs	$712	$466	$1,063	$927

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: license—self-managed	$190	$214	$381	$428
Sales and marketing	182	182	364	364
Total amortization expense of acquired intangible assets	$372	$396	$745	$792

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$259,220	$164,461
Short-term investments	356,005	433,595
Accounts receivable, net	36,070	37,048
Deferred contract acquisition costs	3,952	3,247
Prepaid expenses and other current assets	13,288	14,210
Total current assets	668,535	652,561
Property and equipment, net	6,231	4,963
Deferred contract acquisition costs, noncurrent	6,524	4,949
Operating lease right-of-use assets	19,231	—
Intangible assets, net	3,302	4,047
Goodwill	17,320	17,320
Other assets, noncurrent	7,665	5,391
Total assets	$728,808	$689,231
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$9,742	$9,911
Accrued expenses and other current liabilities	17,316	21,039
Operating lease liabilities	4,751	—
Deferred revenue	102,752	91,750
Total current liabilities	134,561	122,700
Deferred revenue, noncurrent	16,413	11,087
Operating lease liabilities, noncurrent	14,747	—
Other liabilities, noncurrent	1,140	1,550
Total liabilities	166,861	135,337
Shareholders’ equity:
Share capital	262	257
Additional paid-in capital	657,509	628,054
Accumulated other comprehensive income	9	372
Accumulated deficit	(95,833)	(74,789)
Total shareholders’ equity	561,947	553,894
Total liabilities and shareholders’ equity	$728,808	$689,231

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(13,149)	$1,699	$(21,044)	$(426)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,076	896	2,082	1,755
Share-based compensation expense	14,104	2,783	25,854	4,739
Non-cash operating lease expense	1,380	—	2,658	—
Net amortization of premium or discount on investments	1,543	156	2,886	424
Changes in operating assets and liabilities:
Accounts receivable	15,353	(4,784)	978	(2,427)
Prepaid expenses and other assets	1,013	1,624	(1,373)	(1,320)
Deferred contract acquisition costs	(896)	(284)	(2,280)	(445)
Accounts payable	785	(420)	(169)	781
Accrued expenses and other liabilities	1,048	1,071	4,706	2,154
Operating lease liabilities	(1,275)	—	(2,642)	—
Deferred revenue	(1,809)	4,372	16,328	629
Net cash provided by operating activities	19,173	7,113	27,984	5,864
Cash flows from investing activities:
Purchases of short-term investments	(62,634)	(45,277)	(151,214)	(86,055)
Maturities and sales of short-term investments	164,129	35,035	225,954	69,075
Purchases of property and equipment	(1,139)	(357)	(2,274)	(1,506)
Prepayment for purchase of intangible asset	(600)	—	(600)	—
Net cash provided by (used in) investing activities	99,756	(10,599)	71,866	(18,486)
Cash flows from financing activities:
Payments of deferred offering costs	—	(1,612)	—	(2,474)
Proceeds from exercise of share options	1,316	510	3,606	906
Payments to tax authorities from employee equity transactions, net	(7,699)	—	(8,707)	—
Net cash used in financing activities	(6,383)	(1,102)	(5,101)	(1,568)
Net increase (decrease) in cash, cash equivalents, and restricted cash	112,546	(4,588)	94,749	(14,190)
Cash, cash equivalents, and restricted cash—beginning of period	146,942	31,341	164,739	40,943
Cash, cash equivalents, and restricted cash—end of period	$259,488	$26,753	$259,488	$26,753
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$259,220	$26,461	$259,220	$26,461
Restricted cash included in prepaid expenses and other current assets	13	14	13	14
Restricted cash included in other assets, noncurrent	255	278	255	278
Total cash, cash equivalents, and restricted cash	$259,488	$26,753	$259,488	$26,753

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$39,586	$29,742	$76,246	$56,159
Plus: Share-based compensation expense	824	199	1,586	339
Plus: Amortization of acquired intangibles	190	214	381	428
Non-GAAP gross profit	$40,600	$30,155	$78,213	$56,926
GAAP gross margin	81.4%	81.6%	81.3%	81.1%
Non-GAAP gross margin	83.4%	82.8%	83.4%	82.2%

Reconciliation of operating expenses
GAAP research and development	$16,688	$9,776	$30,524	$19,071
Less: Share-based compensation expense	(2,680)	(930)	(4,509)	(1,696)
Less: Acquisition-related costs	(351)	(352)	(702)	(699)
Non-GAAP research and development	$13,657	$8,494	$25,313	$16,676

GAAP sales and marketing	$22,026	$13,882	$41,791	$27,905
Less: Share-based compensation expense	(3,522)	(1,097)	(6,245)	(1,770)
Less: Acquisition-related costs	—	(114)	—	(228)
Less: Amortization of acquired intangibles	(182)	(182)	(364)	(364)
Non-GAAP sales and marketing	$18,322	$12,489	$35,182	$25,543

GAAP general and administrative	$15,103	$4,746	$28,774	$9,944
Less: Share-based compensation expense	(7,078)	(557)	(13,514)	(934)
Less: Acquisition-related costs	(361)	—	(361)	—
Non-GAAP general and administrative	$7,664	$4,189	$14,899	$9,010

Reconciliation of operating income (loss) and operating margin
GAAP operating income (loss)	$(14,231)	$1,338	$(24,843)	$(761)
Plus: Share-based compensation expense	14,104	2,783	25,854	4,739
Plus: Acquisition-related costs	712	466	1,063	927
Plus: Amortization of acquired intangibles	372	396	745	792
Non-GAAP operating income	$957	$4,983	$2,819	$5,697
GAAP operating margin	(29.2)%	3.7%	(26.5)%	(1.1)%
Non-GAAP operating margin	2.0%	13.7%	3.0%	8.2%

Reconciliation of net income (loss)
GAAP net income (loss)	$(13,149)	$1,699	$(21,044)	$(426)
Plus: Share-based compensation expense	14,104	2,783	25,854	4,739
Plus: Acquisition-related costs	712	466	1,063	927
Plus: Amortization of acquired intangibles	372	396	745	792
Less: Income tax effects(1)	(1,160)	—	(3,896)	—
Non-GAAP net income	$879	$5,344	$2,722	$6,032
Net income per share - basic	$0.01	$0.06	$0.03	$0.07
Net income per share - diluted	$0.01	$0.05	$0.03	$0.06
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net income per share - basic	93,666	28,340	93,175	28,247
Add: Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	61,937	—	61,937
Non-GAAP weighted-average shares used to compute net income per share - basic	93,666	90,277	93,175	90,184

GAAP weighted-average shares used to compute net income per share - diluted	93,666	38,106	93,175	28,247
Add: Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	61,937	—	61,937
Add: Dilutive ordinary share equivalents	9,091	—	9,873	9,634
Non-GAAP weighted-average shares used to compute net income per share - diluted	102,757	100,043	103,048	99,818

(1) Income tax effects of non-GAAP adjustments in the three months and six months ended June 30, 2020 were immaterial.

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$19,173	$7,113	$27,984	$5,864
Less: purchases of property and equipment	(1,139)	(357)	(2,274)	(1,506)
Free cash flow	$18,034	$6,756	$25,710	$4,358